UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 20, 2006

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (408) 553-2424

395 Page Mill Road, Palo Alto, CA 94306

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On September 20, 2006, Agilent Technologies, Inc. (“Agilent”) issued a press release announcing that the Board of Directors of Agilent approved (i) a share repurchase program of up to $2 billion of Agilent’s common stock over the next two years, and (ii) the distribution by dividend to the holders of Agilent common stock of the 50 million ordinary shares of Verigy owned by Agilent. The distribution of Verigy shares will take place in the form of a pro rata stock dividend to Agilent’s stockholders of record as of 5 p.m. Eastern Time on October 16, 2006. Agilent expects the distribution to occur on October 31, 2006. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

The following exhibits are filed as part of this Report:

99.1	Press Release issued by Agilent Technologies, Inc. on September 20, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ MARIE OH HUBER
Name:	Marie Oh Huber
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date:   September 20, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Agilent Technologies, Inc. on September 20, 2006